CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the incorporation by reference in this registration statement on Form S-8 of PACEL Corp. (the "Company") of our report, dated August 7, 1999 (except for Note 6, 8, 9 10, and 13 which are as of October 6, 1999) on the financial statements of the Company, which report appears in the Company's prospectus filed as part of the registration statement (File No. 333-91611) filed with the Securities and Exchange Commission of Form SB-2.

                                              /s/ Peter C. Cosmas Co., CPAs

                                              PETER C. COSMAS CO., CPAs



New York, New York
March 2, 2000